SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-05426
SERIES NO.: 19


72DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                                        170
      2.      Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                                                         28
              Class C                                                         27
              Institutional Class                                              8


73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1.      Dividends from net investment income
              Class A                                                     0.0955
      2.      Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                                     0.0702
              Class C                                                     0.0702
              Institutional Class                                         0.1019


74U.  1       Number of shares outstanding (000's Omitted)
              Class A                                                      3,071
      2       Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                                        599
              Class C                                                        881
              Institutional Class                                             86


74V.  1       Net asset value per share (to nearest cent)
              Class A                                                     $14.96
      2       Number of shares outstanding of a second class of open-end company shares (to nearest cent)
              Class B                                                     $14.86
              Class C                                                     $14.86
              Institutional Class                                         $14.99